                                                                   Exhibit 10.49

                           Omnibus Amendment Agreement

This omnibus amendment agreement (this "Agreement") is entered into as of this 22nd day of October, 2003, by and among Citadel Cinemas, Inc. ("Citadel"), Sutton Hill Capital LLC ("Sutton Capital"), Nationwide Theatres Corp ("Nationwide"), Sutton Hill Associates ("Sutton Associates"), and Reading International, Inc. ("Reading"), with reference to the following facts:

WHEREAS, Citadel and Sutton Capital are (i) the tenant and landlord, respectively, of the improvements located at 205 - 209 East 57th Street and 957 Third Avenue, New York, New York, consisting of a cinema and a Wendy's restaurant, and referred to herein as the "Sutton Cinema Property" and with respect to the "landlord" interest under the lease pertaining to the Wendy's restaurant (the "Wendy's Lease"), and (ii) the sub-tenant and sub-landlord of the land underlying the Sutton Cinema Property (the "Land" and collectively with the Sutton Cinema Property and the landlord interest in the Wendy's Lease, referred to herein as the "Sutton Property") owned by Nationwide, all under a master lease (the "Master Lease") between Citadel and Sutton Hill dated as of July 28, 2000 as amended and restated as of January 29, 2002 and (iii) the option holder and option grantor, respectively, of an option to acquire the Land under the Master Lease and a related option agreement dated as of July 28, 2000, as amended and restated as of January 29, 2003 (the "Fee Option Agreement");

WHEREAS, the Master Lease covers properties in addition to the Sutton Property and, together with the Fee Option Agreement grants an option on the part of Citadel to purchase the Sutton Property, which option can only be exercised in 2010 and can only be exercised in connection with the purchase by Citadel of all of the other properties covered by the Master Lease (the "Citadel Purchase Option");

WHEREAS, Reading is the parent of Citadel, and Reading and Sutton Capital are parties to an standby line of credit agreement dated as of July 28, 2000, as amended and restated as of January 29, 2002 (the "Standby Credit Agreement") pursuant to which Reading has agreed to lend to Sutton Capital, commencing July 2007, $18 million in order to provide liquidity to Sutton Capital (the principal amount of Reading's loan commitment under the Standby Credit Agreement, being referred to herein as the "Standby Credit Commitment");

WHEREAS, Reading, Sutton Capital and Nationwide are also parties to an intercreditor agreement dated as of July 28, 2000, as amended and restated as of January 29, 2002 (the "Intercreditor Agreement") addressing the respective rights and obligations of Reading and Nationwide as creditors of Sutton Capital;

WHEREAS, Sutton Associates is the parent of Sutton Capital, and has entered into a pledge agreement dated as of July 28, 2000, as amended and restated as of January 29,

2002 (the "Sutton Pledge Agreement") securing various obligations of Sutton Capital to Reading under the Standby Credit Agreement and/or the Intercreditor Agreement;

WHEREAS, the parties would like to sell the Sutton Property to 205-209 57th Street Associates LLC, a third party ( referred to herein collectively with its successors, assigns and/or title holding nominee as the "Buyer"); and

WHEREAS, the parties wish to provide to Citadel the full economic benefit of the sale of Sutton Property, as though Citadel had in fact exercised its Citadel Purchase Option with respect to the Sutton Property, but Citadel does not wish at this time to exercise its Citadel Purchase Option with respect to the remainder of the properties subject to its Citadel Purchase Option or to commit to exercise its Citadel Purchase Option in the future, and Sutton Capital does not wish to lose the benefit of its bargain that the Citadel Purchase Option be exercised on an all-or-none basis, and not on a basis that would allow Citadel to, in essence, pick and choose among the various assets subject to its Citadel Purchase Option;

WHEREAS, a portion of the purchase price to be paid by Buyer will be in the form of a promissory note and it is the intention of the parties that the principal amount of that promissory note will be lent to Sutton Capital under the Standby Credit Agreement on a date sooner than it would have otherwise been available to Sutton Capital or, in the event of a default by the Buyer, that the Sutton Property may be taken back by Sutton Capital and returned to the Master Lease, if alternative arrangements are not made for the funding of the Standby Credit Agreement, and the rights and obligations of the parties under the Master Lease and the Standby Credit Agreement shall be reinstated as provided herein;

NOW THEREFORE, in consideration of the above stated premises, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Sale of Sutton Property. Each of Citadel, Sutton Capital and Nationwide hereby agree to sell their respective interests in the Sutton Property to the Buyer with the intent that upon the completion of such sale transaction, Buyer will be the fee owner of the Sutton Property subject only to easements and interests of record, the lease with respect to the Wendy's Lease, and Citadel's rights under Citadel License (as defined below). Nationwide will sell its fee interest in the Land. Sutton Capital will sell its tenancy in the Land and its ownership interest in the Sutton Cinema Property and its landlord interest in the Wendy's Lease. Citadel will sell its sub-tenancy in the Land, its tenancy in the Sutton Cinema Property, its landlord interest in the Wendy's Lease and its rights under its Citadel Purchase Option. The consideration to be paid by the Buyer will be allocated $5 million to Nationwide and Sutton Capital (to be further allocated between them as they may determine) and $13 million to Citadel, and will be paid $5 million in cash to Nationwide and Sutton Hill at the closing (to be allocated between them as they may determine), and $13 million, in the form of a purchase money promissory note (the "Purchase Money Note") secured by a first mortgage on the Sutton Property (the "Mortgage") and by certain guarantees and other security interests (such other guarantees and security interests being collectively referred to herein as the "Ancillary Security Documents") all to or for the benefit of Citadel. In addition, it is understood that Citadel has negotiated the right to retain a license to operate a cinema in the cinema portion of the Sutton Property (the "Cinema License"), and a right to purchase up to a 25% equity interest in the Buyer or in lieu thereof to receive a payment in the amount of $650,000 (the "Citadel Reinvestment Option") and that in connection with such Citadel Reinvestment Option the Buyer has agreed to issue in favor of Citadel a second promissory note in the amount of $650,000 (the "In Lieu Note") that will also be secured by the Mortgage. All costs and expenses of the selling group (including, without limitation, filing fees, title fees, and attorneys fees, will be shared 50% by Nationwide and Sutton Capital (to be further allocated between them as they may determine) and 50% by Citadel.

     2. Amendment of Master Lease. The Master Lease will be amended, effective upon the sale of the Sutton Property, to eliminate the Sutton Cinema Property from the Master Lease and to reflect the receipt by Nationwide and Sutton Capital of $5 million in consideration of their respective interests in the Sutton Property. This amendment will provide, in material part, as follows:

               a. The rent payable under the Master Lease (the "Rent") will be reduced by $429,080 annually (i.e. 8.5816% of $5 million);

               b. The "Acquisition Cost" (as defined in the Master Lease) will be reduced to $33 million;

               c. The rent adjustment provisions set forth in the definition of "Applicable Rent Amount"( as defined in the Master Lease) will be likewise adjusted to reflect a ratio of Standby Credit Commitment to Net Acquisition Cost of 13/28ths or 46.42%, where "Net Acquisition Cost" means Acquisition Cost of $33 million less the previously paid "Option Fee" (as defined in the Master Lease) of $5 million;

               d. All references to the Sutton Property and or the right of Citadel to purchase the Sutton Property will be eliminated; and

               e. To make such other conforming changes are needed to conform with the intentions of the parties as evidenced by this Agreement.

     3. Amendment of Standby Credit Agreement. The Standby Credit Agreement will be amended, effective as of the sale of the Sutton Property, to reflect the receipt by Nationwide and Sutton Capital of $5 million. This amendment will provide in material part as follows:

               a. The "Commitment" (as defined in the Standby Credit Agreement) will be reduced from $18 million to $13 million;

               b. The "Initial Drawdown Date" (as defined in the Standby Credit Agreement) will be moved forward to the earlier of the date on which Citadel is paid the full principal amount of the Purchase Money Note or that date ninety (90) days after Purchase Money Note is otherwise due and payable (by acceleration or otherwise); provided, that Citadel will retain the right to use up to $5 million of such proceeds to fund (in whole or in part) its Citadel Reinvestment Option (the "Reinvestment Funds"). If Citadel uses such Reinvestment Funds to fund its Citadel Reinvestment Option, then the remainder of the Standby Line of Credit can be drawn down beginning on July 28, 2007 (the original Initial Drawdown Date);

               c. Section 2.2 will be modified to provide as follows: (i) in the event of a payment of principal of the Purchase Money Note, Sutton Capital shall be deemed to have given a Notice of Borrowing in the amount of such principal payment (less, if applicable, the Reinvestment Funds), Sutton Capital shall retain the amount of such principal payment as a draw down under the Standby Credit Agreement, and Reading shall be deemed to have funded the Standby Credit Agreement in the amount of such principal payment, and (ii) in the event that, as of the maturity of the Purchase Money Note (by acceleration or otherwise), there shall remain unpaid principal of the Purchase Money Note (other than the Reinvestment Funds), Sutton Capital shall be deemed to have given a Notice of Borrowing in the amount of such remaining unpaid principal on the date of such maturity, in which event, Citadel shall have the option of either (A) paying the balance of such funds (up to a maximum funding of $13 million) in satisfaction of its funding obligations under the Standby Credit Agreement or (B) assigning to Sutton Capital (or causing Citadel to assign to Sutton Capital, as the case may be) the Purchase Money Note, the In Lieu Note (if not previously satisfied), (1) the Mortgage and the Ancillary Security Documents (the "Sutton Sales Proceeds") in accordance with paragraph 5, below, in which case the Initial Drawdown Date will be deferred until July 29, 2007.

                    A provision will be added authorizing Sutton Capital at any time prior to the funding of the Borrowing, to elect to defer borrowing under the Standby Line of Credit. In the event that (i) Sutton Capital elects to defer borrowing all or any portion of the amount of any actual or deemed Notice of Borrowing, notwithstanding (ii) Reading's tender for borrowing of the difference between $13 million and the Reinvestment Funds (the

--------------------
(1) The In Lieu Note may be paid prior to the maturity of the Purchase Money Note, in which case Citadel will not be required to deliver the In Lieu Note or any proceeds therefrom in order to perform under this alternative performance provision and the term "Sutton Sales Proceeds" will from such date be deemed not to include either the In Lieu Note or any payments with respect thereto.

                    "Available Funding") or Sutton Capital's possession of the Available Funding as "Pledgee" under the "Citadel Pledge Agreement" as hereinafter defined, Sutton Capital will be liable to Reading for the spread between rate paid by Citadel's bank on its cash deposits (currently 1%) and the Interest Rate (as such term is defined under the Standby Credit Agreement) on the Available Funding from the date of such tender or possession until drawdown by Sutton Capital.

               d. A provision will be added to the Standby Credit Agreement to the effect that in the event that Citadel fails to timely exercise its Citadel Purchase Option for any reason other than default by Sutton Capital of its obligations under the Master Lease, the Standby Credit Agreement and/or any of the "Related Documents" (as such term is defined in the Standby Credit Agreement), the principal amount of any loan outstanding under the Standby Credit Agreement will be immediately and automatically forgiven without the need for any other acts or actions by Reading or Sutton Capital; provided, however, that Sutton Capital will remain liable to Reading for any and all accrued but unpaid interest and/or any other amounts (other than principal) accrued and unpaid under the Standby Credit Agreement and/or any of the Related Documents. (2)

               e. The note previously executed and delivered by Sutton Capital in the form attached as Exhibit A to the Standby Credit Agreement shall be returned to Sutton Capital, and Sutton Capital shall execute and deliver to Reading a new note in the same form, subject to the following modifications: (i) the principal amount of such note shall be $13,000,000, (ii) the note shall not be negotiable, and (iii) the note shall provide that repayment of the same is subject to the provisions of the Standby Credit Agreement;

               f. Section 4.1 of the Standby Credit Agreement will be modified to provide that the items identified in subparts (a), (b),
                    (f), (g), (i), and (j) will be delivered to Reading upon, or within three business days following, the closing of the sale of the Sutton Property, and that the requirements of subparts (h) and (k) will be satisfied by the delivery of a Borrowers certificate to such effect, countersigned by Nationwide, and delivered by Borrower and Nationwide contemporaneously with the drawdown of the facility. The note identified in subpart (a) and the security agreement and pledge agreement identified in subpart (f) of Section
                    4.1. of the Standby Credit Agreement shall be modified to provide that they evidence and secure the obligation of Sutton Capital to repay only such portion of the

--------------------
(2) The purpose of this debt forgiveness provision is to provide to Citadel the same benefits as it would have had if it had exercised its Citadel Purchase Option with respect to the Sutton Property exclusively, but to provide to Sutton Capital the benefit of its bargain that the Citadel Purchase Option be exercised on an all-or-nothing basis and not on a some but not others basis, in the event that ultimately, at the end of the term of the Citadel Purchase Option, Citadel does not elect to acquire the remainder of the properties then subject to the Master Lease.

                    Standby Credit Facility that has actually been funded and not repaid (or forgiven in accordance with paragraph 3(d), above).

               g. Section 7.3 of the Standby Credit Agreement will be modified to reduce the maximum indebtedness of the Borrower from $29 million to $24 million;

               h. All references to Citadel's option to purchase the Sutton Property and/or to the Cotter/Forman Guaranty will be eliminated; and

               i. To make such other conforming changes as may be needed to conform the Standby Credit Agreement and all of the "Related Documents" as such term is defined in the Standby Credit Agreement with the intentions of the parties as evidenced by this Agreement.

     4. The Sutton Pledge Agreement. The Sutton Pledge Agreement will be amended effective as of the sale of the Sutton Property to conform with the changes made to the Master Lease, the Standby Credit Agreement, the Intercreditor Agreement and the Related Documents, and to otherwise conform to the intentions of the parties as evidenced by this Agreement.

     5. Additional Agreements. It is acknowledged by the parties that there is a risk that the Buyer may default under the Purchase Money Note which may jeopardize Sutton Capital's ability to obtain acceleration of its drawdown under the Standby Credit Agreement. It is also acknowledged that, in the event that Citadel chooses to exercise its Citadel Reinvestment Option and to use the Reinvestment Funds to fund such exercise, Sutton Capital will be deferring until July 29, 2007 its right to otherwise receive, as drawdowns under the Standby Line of Credit, that portion of the proceeds from the Sutton Property used to so fund the Citadel Reinvestment Option. In order to address these risks, Citadel has agreed to guarantee the obligations of Reading under the Standby Credit Agreement (the "Citadel Guarantee"), and to pledge to Sutton Capital its interest in the Sutton Sales Proceeds and, should it choose to exercise its Citadel Reinvestment Option, its resultant interest in the Buyer (the "Reinvestment Interest"), in each case to secure its obligations under the Citadel Guarantee. (the "Citadel Pledge"). The items pledged pursuant to the Citadel Pledge are referred to herein as the "Collateral." In furtherance of the pledge, Citadel will (i) endorse and deliver the Purchase Money Note and the In Lieu Note, (3) (ii) assign and record the assignment of the Mortgage, and (iii) assign the Ancillary Security Documents, in each case to Sutton Capital. In the event that the Purchase Money Note is not paid upon maturity (whether by acceleration or otherwise), Reading shall have the option, on or before the Initial Drawdown Date (as modified by paragraph 3(b), above), to fund from other sources the remaining portion of the Standby Credit Commitment

--------------------
(3) To the extent that Citadel elects to surrender the In Lieu Note for payment, Sutton Capital will promptly upon request release and reassign the same to Citadel, in which case the In Lieu Note will no longer be deemed to be included within the Sutton Sales Proceeds.

          or to assign to Sutton Capital the entire ownership interest in the Sutton Sales Proceeds free and clear of all liens and other claims (other than the rights of Sutton Capital created by this Agreement and/or the "Pledgor Permitted Liens" as such term is defined in the Citadel Pledge Agreement). Only if Reading does neither on or before the Initial Drawdown Date, will Citadel be in default under the Citadel Guarantee for Reading's failure to fund the Notice of Borrowing deemed given upon maturity of the Purchase Money Note, and Sutton Capital may thereafter foreclose its security interest in the Collateral as provided in the Citadel Pledge Agreement. The obligations of Citadel and Sutton Capital under the Citadel Guarantee and under the Citadel Pledge are set out in the Citadel Guarantee Agreement and the Citadel Pledge Agreement attached as Attachments 1 and 2 to this agreement. Citadel's obligations under the Citadel Guarantee and the Citadel Pledge will dissolve and be of no further force or effect immediately upon the earlier of (i) the funding of the entirety of the Standby Credit Commitment and (ii) the surrender by Reading and/or Citadel of the Sutton Sale Proceeds (the "Termination Date").

     6. Effect of Exercise of Rights. In the event that Citadel transfers its entire right, title and interest in the Sutton Sales Proceeds to Sutton Capital, or Sutton Capital acquires ownership of the Sutton Sales Proceeds through exercise of its rights under the Citadel Pledge Agreement, or otherwise, Sutton Capital agrees to foreclose on such Collateral as provided hereinbelow.

               a. Sutton Capital will, in consultation and cooperation with Citadel, promptly move to foreclose the Mortgage and/or to enforce its rights under the Ancillary Security Documents, and at any mortgage sale will bid (unless otherwise agreed with Citadel) the full amount of the indebtedness secured by the Mortgage. In the event that the property is sold to a higher bidder, the proceeds will be applied as follows: (i) first, to pay the costs of collection and enforcement of the Mortgage, (ii) second, to accrued interest and late fees on the Purchase Money Note (which will be reimbursed to Citadel as a credit against payments of rent made under the Master Lease), (iii) third, to fund the full amount of the Standby Credit Commitment, and (iv) fourth, to pay principal and accrued interest and late fees on the In Lieu Note. (With respect to item (iii), above, Sutton Capital shall be deemed to have given a Notice of Borrowing as of the date on which it receives such sums in the amount thereof.) In the event that Sutton Capital obtains ownership of the Sutton Property, either through foreclosure, a deed in lieu of foreclosure or otherwise, then the Sutton Property (including without limitation the fee interest in the Sutton Property) will be added back to the Master Lease and to the Purchase Option, with no increase in rent or adjustment to the exercise price of the Purchase Option (such option to include the fee interest in the Sutton Property and to have an exercise price equal to $33 million (or after credit of the $5,000,000 option fee previously paid by Citadel to Sutton Capital, $28,000,000));

               b. The Standby Loan Agreement will be modified so as to make the "Initial Drawdown Date" July 29, 2007 and so as to eliminate the changes made under Sections 3.b, 3.c, 3.d, 3.f, 3.h (to the extent it relates to the Citadel's option to purchase the Sutton Property), and 3.i (to the extent necessary to reflect the deletion of the foregoing provisions).

     7.   Miscellaneous Provisions.

               a. Interpretation: This Agreement is to be interpreted in a fair and evenhanded manner, with the attention of achieving the overall intentions of the parties and without reference to any rule of interpretation or construction putting responsibility for ambiguity or uncertainty upon the drafting party. Section headings are for the convenience of the parties only, and are not to be used as an aid to interpretation of this Agreement.

               b. Choice of Law: This Agreement shall be governed by and construed under the laws of the State of New York, as such laws are applicable to contracts between parties located in and to be fully performed within the State of New York.

               c. Counterpart Execution: This Agreement may be executed in any one or more counterparts.

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.

Citadel Cinemas, Inc.

By: /s/ S. Craig Tompkins
    -----------------------------
Its: Vice Chairman

Reading International, Inc.

By: /s/ S. Craig Tompkins
    -----------------------------
Its: Executive Vice President

Sutton Hill Capital, LLC.

By: /s/ James D. Vandever
    -----------------------------
Its: Manager

Sutton Hill Associates

By: /s/ Michael R. Forman
    -----------------------------
Its: Partner

Nationwide Theatres Corp.

By: /s/ James D. Vandever
    -----------------------------
Its: Vice President

                                  ATTACHMENT 1

             GUARANTEE OF LENDER'S OBLIGATIONS UNDER STANDBY CREDIT
                                    AGREEMENT

     GUARANTEE, dated as of October __, 2003 (this "Guarantee"), from CITADEL CINEMAS, INC, a Nevada corporation (the "Guarantor"), in favor of SUTTON HILL CAPITAL, L.L.C., a New York limited liability company (the "Sutton Capital"), and its successors and assigns.

     WHEREAS, the Guarantor wishes to induce the Sutton Capital to enter into a new amendment and restatement of a certain Operating Lease (as defined below) with the Guarantor and to enter into certain related transactions; and

     WHEREAS, the Sutton Hill is unwilling to enter into the amendment and restatement of the Operating Lease and the related transactions unless the Guarantor enters into this Guarantee of the obligations of the Lender (as defined below) which is an Affiliate (as defined below) of the Guarantor to Sutton Capital under the Standby Credit Agreement (as defined below) and/or the Intercreditor Agreement (as defined below);

     NOW, THEREFORE, in order to induce Sutton Capital to enter into the new amendment and restatement of the Operating Lease and the related transactions, the Guarantor hereby agrees as follows:

                                    SECTION 1

                                  DEFINED TERMS

                              RULES OF CONSTRUCTION

1.1  DEFINITIONS

     As used in this Guarantee, capitalized terms defined in the preamble, Preliminary Statements and other Sections of this Guarantee shall have the meanings set forth therein, terms defined in Exhibit A shall have the meanings set forth therein, and capitalized terms used herein or in Exhibit A but not otherwise defined herein or in Exhibit A shall, except as otherwise provided in the Standby Credit Agreement, have the meanings set forth in the Standby Credit Agreement.

1.2  ACCOUNTING TERMS

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

1.3  USE OF CERTAIN TERMS

     Unless the context of this Guarantee requires otherwise, the plural includes the singular, the singular includes the plural, and "including" has the inclusive meaning of "including without limitation." The words "hereof," "herein," "hereby," "hereunder," and other similar terms of this Guarantee refer to this Guarantee as a whole and not exclusively to any particular provision of this Guarantee. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

1.4  HEADINGS AND REFERENCES

     Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Guarantee. Unless otherwise provided, references to Articles, Sections, Schedules, and Exhibits shall be deemed references to Articles, Sections, Schedules, and Exhibits of this Guarantee. References to this Guarantee and any other Operative Document include this Guarantee and the other Operative Documents as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof. A reference to any Law shall mean that Law as it may be amended, modified or supplemented from time to time, and any successor Law. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Guarantee governing the assignment of rights and obligations under or the binding effect of any provision of this Guarantee.

                                    SECTION 2

                                    GUARANTEE

2.1  GUARANTEE

     Subject to the terms and conditions in this Guarantee, the Guarantor absolutely, unconditionally and irrevocably guarantees to Sutton Capital that the Lender will duly and punctually perform, comply with, and observe all Obligations as and when required in accordance with the terms thereof and subject to the conditions thereof, in each case, without regard to whether such Obligation is direct or indirect, absolute or contingent, now or hereafter existing or owing, voluntary or involuntary, created or arising by contract, operation of Law or otherwise, all to the same extent, except as otherwise specifically provided herein, as if the Guarantor were the Lender under the Standby Credit Agreement and/or under the Intercreditor Agreement; provided, however, that the foregoing limitation imposing on the Guarantor obligations hereunder as if it were the Lender under the Standby Credit Agreement (except as herein set forth) and/or under the Intercreditor Agreement shall not limit obligations of the Guarantor hereunder to the extent the limitations (including termination, disavowal, rejection or reduction) of any such obligation of the Lender results from an Insolvency or Liquidation Proceeding, and in such event the Guarantor shall be liable in respect of obligations of the Lender pursuant to the Standby Credit Agreement and/or under the Intercreditor Agreement as if no such Insolvency or Liquidation Proceeding had been initiated.

2.2  GUARANTEE ABSOLUTE

     Subject to the terms and conditions of the Guarantee, including without limitation Section 2.7, this Guarantee is an absolute, unlimited and continuing guaranty of performance and payment (and not of collection) of the Obligations. This Guarantee is in no way conditioned upon any attempt to collect from the Lender or upon any other event of contingency, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of any Operative Document, or of any term thereof or obligation thereunder.

     The obligations of the Guarantor set forth herein constitute full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the foregoing, it is agreed and understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Lender shall be in default with respect to the Obligations under the terms of the Standby Credit Agreement and/or the Intercreditor Agreement and that, notwithstanding the recovery hereunder for or in respect of any given default with respect to the Obligations by the Lender under the Standby Credit Agreement and/or under the Intercreditor Agreement, this Guarantee shall remain in full force and effect said shall apply to each and every subsequent default with respect to the Obligations; but the foregoing shall not limit rights and remedies under the Standby Credit Agreement, the Intercreditor Agreement, or the Obligations hereunder.

2.3  REINSTATEMENT

     In case any Operative Document or obligation thereunder shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Lender or any of its properties in any Insolvency or Liquidation Proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if such agreement had not been so rejected. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment to Sutton Capital of the Obligations or any part thereof is rescinded or must otherwise be returned by Sutton Capital upon the Insolvency or Liquidation Proceeding, as though such payment to Sutton Capital had not been made.

2.4  ENFORCEMENT

     The Guarantor shall pay all costs, expenses and damages incurred (including reasonable attorneys' fees and disbursements) in connection with the enforcement of the obligations to the extent that such costs, expenses and damages are not paid by the Lender, said in connection with the enforcement of the obligations of the Guarantor under this Guarantee.

2.5  RIGHTS OF SETOFF, ETC.

     The obligations of the Guarantor hereunder shall be subject to the same counterclaims, setoffs, deductions and defenses as would be available to the Guarantor if the Guarantor were the Lender under the Standby Credit Agreement, and/or the Intercreditor Agreement. Except as provided in the immediately preceding sentence, the obligations of the Guarantor hereunder shall not be subject to any counterclaims, setoffs, deductions or defenses (other than payment, performance or affirmative discharge, release or termination of this Guarantee by Sutton Capital) that the Guarantor may have against the Lender or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged, reduced or in any way affected by any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense (except as provided in Section 4.1(b)) including (a) the amending, modifying, supplementing or terminating (by operation of law or otherwise), expressly or impliedly, of any Operative Document, or any other instrument applicable to the Lender or to its Obligations, or any part thereof; (b) any failure on the part of the Lender to perform or comply with any term of any Operative Document or any failure of any other Person (other than Sutton Capital and its Affiliates, to the extent such failure constitutes a defense to performance by the lender under the Standby Credit Agreement of its obligations thereunder) to perform or comply with any term of any Operative Document; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of any Operative Document or this Guarantee (except for any written waiver or modification of the provisions of this Guarantee signed by the parties hereto), whether or not Sutton Capital, the Lender or the Guarantor has notice or knowledge of any of the foregoing; (d) any Insolvency or Liquidation Proceeding or any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Guarantor or its properties, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional or substitute security or any release (whether for valuable consideration or otherwise) of any security (and the Guarantor authorizes Sutton Capital to furnish, accept or release said security); (f) any limitation on the liability or Obligations of the Lender under any Operative Document (except as expressly set forth therein) or any termination (by operation of law or otherwise), cancellation (by operation of law or otherwise), frustration or unenforceability, in whole or in part, of any Operative Document, or any term thereof or Obligation thereunder, except to the extent my such limitation, termination, cancellation, frustration or unenforceability arises in favor of the Lender thereunder based on circumstances, conditions or events which would have limited, terminated, cancelled, frustrated or rendered unenforceable the obligations of the Guarantor, if the Guarantor had been the lender under the Standby Credit Agreement; (g) any lien, charge or encumbrance on or affecting the Guarantor's or the Lender's respective assets and properties; (h) any act, omission or breach on the part of Sutton Capital or any Assignee under any Operative Document, or my other agreement at any time existing between Sutton Capital and the Lender or any other Law or other agreement applicable to Sutton Capital or any Obligation, except to the extent such act, omission or breach would have resulted in the limitation or termination of any liability of the Guarantor if the Guarantor had been the Lender under the Standby Credit Agreement and/or the Intercreditor Agreement; (i) any claim as a result of any other dealings among Sutton Capital and the Guarantor, except to the extent such act, omission or breach would have resulted in the limitation or termination of any liability of the Guarantor if the Guarantor had been the Lender under the Standby Credit Agreement and/or the Intercreditor Agreement; (j) the assignment or transfer of this Guarantee, any Operative Document (in accordance with and subject to the terms thereof) or any other agreement or instrument referred to in any Operative Document or applicable to the Lender or the Obligations by Sutton Capital to any other Person; (k) any change in the name of Sutton Capital, the Lender or my other Person referred to herein; (l) any merger or consolidation of the Lender or the Guarantor into or with any other Person or any sale, lease or transfer of any other assets of the Lender or the Guarantor to any other Person, whether or not permitted pursuant to the terms of the Operative Documents; (m) the availability to Sutton Capital of claims against other parties with respect to the Obligations (whether or not such parties are then solvent) or the release of any or all of such claims (whether for valuable consideration or otherwise); or (n) any change in the ownership of any shares of capital stock of or other evidences of equity interests in the Guarantor or the Lender (including any such change which results in the Lender no longer owning capital stock of, or any such interests in, the Guarantor), whether or not permitted pursuant to the terms of the Operative Documents; provided, however, that, notwithstanding the foregoing, this Guarantee shall not constitute a waiver or release by the Lender or the Guarantor of any claim of the Lender or the Guarantor which may be asserted against Sutton Capital or any other party in a separate action or proceeding, or if required by applicable Law as a compulsory counterclaim in such action.

2.6  WAIVER

     The Guarantor unconditionally waives: (a) notice of any of the matters referred to in Section 2.5 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including notice of the acceptance of this Guarantee by Sutton Capital, or the creation, renewal, extension, modification or accrual of the Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest or nonpayment of any damages or other amounts payable under any Operative Document; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of any Operative Document, including diligence in collection or protection of or realization upon the Obligations or any part thereof or any collateral therefor; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default under any Operative Document, except that this shall not relieve Sutton Capital of any such obligation if and to the extent required by the terms of the Operative Documents or required by Law; (f) the occurrence of every other condition precedent to which the Guarantor or the Lender may otherwise be entitled, except as provided in any Operative Document; and (g) the right to require Sutton Capital to proceed against the Lender or any other Person liable on the Obligations, to proceed against or exhaust security held from the Lender or any other Person, or to pursue any other remedy in Sutton Capital's power whatsoever, and the Guarantor waives the right to have the property of the Lender first applied to the discharge of the Obligations.

     Sutton Capital may, at its election, exercise any right or remedy it might have against the Lender or any security held by Sutton Capital, including the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Obligations have been indefeasibly paid or satisfied, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Lender or any such security, whether resulting from such election by Sutton Capital or otherwise. Except to the extent provided in the first sentence of Section 2.5 hereof, the Guarantor waives any defense arising by reason of any disability or other defense of the Lender (which may nevertheless be asserted in a separate action or proceeding against Sutton Capital or any other party), or by reason of the cessation of the liability, either in whole or in part, of the Lender to the Obligations (other than as a result of payment, performance or affirmative discharge, release or termination of this Guarantee by Sutton Capital).

2.7  LIMITATIONS ON AMOUNT AND DURATION OF THIS GUARANTEE

     Notwithstanding anything herein to the contrary, the Guarantor's total obligations and liabilities of any nature under this Guarantee shall in no event exceed thirteen million dollars ($13,000,000) in the aggregate. All obligations and liabilities of any nature under this Guarantee shall terminate as of the Termination Date.

2.8  PLEDGE AGREEMENT

     This Guarantee is secured by a Pledge Agreement entered into on the date hereof by Guarantor as pledgor and Sutton Capital as pledgee.

                                    SECTION 3

                          REPRESENTATIONS & WARRANTIES

     The Guarantor represents and warrants to Sutton Capital that the following statements are true and correct in all material respects:

3.1  CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

     The Guarantor (a) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, and (b) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted.

3.2  OWNERSHIP OF GUARANTOR

     All of the Guarantor's common stock is owned beneficially and of record by the Lender or a Subsidiary of Lender.

                                    SECTION 4

                                  MISCELLANEOUS

4.1  PARTIES.

     (a) This Guarantee shall inure to the benefit of Sutton Capital and its successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. Except as provided in Section 4.1(b), the Guarantor may not delegate any of its duties under this Guarantee without the prior written consent of Sutton Capital. Upon notice to the Guarantor, Sutton Capital and its successors, assigns and transferees may assign its or their rights and benefits under this Guarantee to (i) any financial institutions providing financing to Sutton Capital in connection with the Property or Equipment or any trustee for such financial institutions, and (ii) any purchaser or transferee of all or a substantial portion of the rights and interests of Sutton Capital and its successors, assigns or transferees in and to the Theatre Properties and Equipment.

     (b) If in connection with a Business Sale (i) either (A) the Lender shall assign to any Person the Lender's obligations under the Standby Credit Agreement or (B) the Lender shall transfer the capital stock of the Guarantor to any Person which is not an Affiliate of the Lender (whether by transfer of the stock of the Guarantor or any Subsidiary of the Lender which owns such stock, by merger of the Lender or any such Subsidiary of the Lender, or otherwise), and
(ii) a Suitable Replacement either assumes the Lender's obligations under the Standby Credit Agreement or executes and delivers to Sutton Capital a Guarantee substantially similar to this Guarantee (subject to such modifications as may be reasonably acceptable to Sutton Capital), this Guarantee shall be terminated and the Guarantor shall have no further liability hereunder with respect to Obligations thereafter arising.

4.2  NOTICES.

     All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed through the United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clauses (a), (b) or (c) of this Section 4.2. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

                  If to Sutton Capital:

                           Sutton Capital, L.L.C.
                           120 North Robertson Blvd.
                           Los Angeles, California 90048
                           Attention: Ira Levin
                           Telecopier: (310) 855-8416

                  If to the Guarantor:

                           Citadel Cinemas, Inc.
                           c/o Reading International, Inc.
                           550 South Hope Street
                           Suite 1825
                           Los Angeles, California 90071

                           Attention: Chief Financial Officer
                           Telecopier: (213) 239-0548

4.3  REMEDIES.

     The Guarantor stipulates that the remedies at law in respect of any default or threatened default by the Guarantor in the performance of or compliance with any of the terms of this Guarantee are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise, in each case to the same extent as if the Guarantor were the Lender under the Standby Credit Agreement and/or the Intercreditor Agreement subject to the proviso in Section 2.1 hereof.

4.4  RIGHT TO DEAL WITH THE LENDER.

     At any time and from time to time, without terminating, affecting or impairing the validity of this Guarantee or the obligations of the Guarantor hereunder, Sutton Capital may deal with the Lender in the same manner and as fully and as if this Guarantee did not exist and shall be entitled, among other things, to grant the Lender, without notice or demand and without affecting the Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for performance of or otherwise change the terms of performance or any part thereof contained in or arising under any Operative Document, or to waive any Obligation of the Lender to perform any act or acts as Sutton Capital may deem advisable.

4.5  SUBROGATION.

     The Guarantor will not exercise any rights which it may acquire by way of subrogation hereunder, by any payment made hereunder or otherwise, until the Termination Date. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of Sutton Capital and shall forthwith be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Operative Documents. If (a) the Guarantor shall make payment to Sutton Capital or any successor, assignee or transferee of Sutton Capital of all or any part of the Obligations and (b)the Termination Date occurs, Sutton Capital or any such successor, assignee or transferee of Sutton Capital will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

4.6  SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

     All representations, warranties, covenants and agreements made herein and in statements or certificates delivered pursuant hereto shall survive any investigation or inspection made by or on behalf of Sutton Capital and shall continue in full force and effect until the Termination Date.

4.7  GOVERNING LAW.

     THIS GUARANTEE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE GUARANTOR AND SUTTON CAPITAL AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, THIS GUARANTEE, AND THE RIGHTS AND DUTIES OF THE GUARANTOR AND SUTTON CAPITAL HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 51401 AND 51402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

4.8  CONSENT TO JURISDICTION.

     THE GUARANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTIES, THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTEE, AND TO THE EXTENT PRMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTINO OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTEE OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE SUTTON CAPITAL OR ANY ASSIGNEE FROM OBTAINING JURISDICTION OVER THE GUARANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION.

4.9  WAIVER OF JURY TRIAL.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTEE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

     THE GUARANTOR AND SUTTON CAPITAL EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS GUARANTEE. THE GUARANTOR AND SUTTON CAPITAL ACKNOWLEDGE THAT THE PROVISIONS OF SECTIONS 4.7,
4.8 AND 4.9 HAVE

BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

4.10 SEVERABILITY.

     If any term of this Guarantee or any application thereof shall be invalid or unenforceable, the remainder of this Guarantee and any other application of such term shall not be affected thereby. Any term of this Guarantee may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and Sutton Capital.

4.11 COUNTERPARTS.

     This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.12 NO WAIVER.

     No delay on the part of Sutton Capital in exercising any power or right hereunder or under any Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder or the failure to exercise same in any instance preclude other or further exercise thereof or the exercise of any other power or right; nor shall Sutton Capital be liable for exercising or failing to exercise any such power or right; the rights and remedies hereunder expressly specified are cumulative and not exclusive of any rights or remedies which Sutton Capital may or will otherwise have. The Guarantor hereby agrees and acknowledges that to the extent in any instance claims under this Guarantee consist of claims for the payment of money only, Sutton Capital, at its sold option, shall have the right to bring a motion or proceeding under New York State Civil Practice Law and Rules Section 3213.

4.13 LIMITATIONS.

     In no event shall the Guarantor have any liability to Sutton Capital hereunder for any lost or prospective profits or any other special, punitive, exemplary, consequential, incidental or indirect losses or damages (in tort, contract or otherwise).

                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be executed and delivered as of the day and year first above written.

                                         GUARANTOR

                                         CITADEL CINEMAS, INC.

                                         By: ________________________________
                                             Name:  _________________________
                                             Title: _________________________

Acknowledged and Agreed:

SUTTON CAPITAL

SUTTON HILL CAPITAL, L.L.C.

By: ________________________________
    Name:  _________________________
    Title: _________________________

                                    EXHIBIT A

                                  DEFINED TERMS

     "Affiliate" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing: (a) Sutton Capital and its Affiliates (the "Sutton Capital's Affiliates") shall not include the Guarantor and Lender and its Subsidiaries; and (b) the Guarantor and Lender and its Subsidiaries (including the Guarantor), on the one hand, and Sutton Capital and Sutton Capital's Affiliates, on the other hand, shall not be considered Affiliates of each other.

     "Business Sale" has the meaning set forth in the Operating Lease.

     "Insolvency or Liquidation Proceeding" means:

          (a) The entry of a decree or order for relief in respect of the Lender by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lender or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against the Lender of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or

          (b) The commencement by the Lender of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lender or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the taking of any action in furtherance of any of the foregoing.

     "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement dated as of July 28, 2000 as amended and restated as of January 29, 2002 as further amended and restated as of even date herewith between Sutton Hill Capital, Reading International, Inc. and Nationwide Theatres Corp., as the same may be amended, restated, modified, or supplemented from time to time.

     "Law" shall mean any law (including, without limitation, any environmental
Law), treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement or decision of or agreement with or by any governmental or governmental department, commission, board, court, authority, agency, official or officer having jurisdiction of the matter in question.

     "Lender" means Reading International, Inc. in its capacity as Lender under the Standby Credit Agreement, and in its capacity as a party to the Intercreditor Agreement, and, in each case, its successors and assigns.

     "Mortgage" means that certain first mortgage of even date herewith securing the Note.

     "Note" means that certain purchase money promissory note of even date herewith between Purchaser as payor and Guarantor as payee.

     "Obligations" means all obligations, covenants, and undertakings of Reading International, Inc. contained in the Operative Documents.

     "Omnibus Agreement" means that certain Omnibus Amendment Agreement dated as of even date herewith by and among Lender, Guarantor, Sutton Capital, Sutton Hill Associates and Nationwide Theater Corp.

     "Operating Lease" means the Amended and Restated Operating Lease Agreement dated as of July 28, 2000 as amended and restated as of January 29, 2002 and as further amended and restated as of even date herewith between Sutton Hill Capital, L.L.C., as Lessor, and Citadel Cinemas, Inc., as Lessee, as the same may be amended, restated, modified or supplemented from time to time.

     "Operative Documents" means the Standby Credit Agreement and each agreement, certificate or instrument delivered by the Lender pursuant to the terms of the Standby Credit Agreement, the Intercreditor Agreement and each agreement, certificate or instrument delivered by the Lender pursuant to the terms of the Intercreditor Agreement.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Purchaser" means collectively 205-209 East 57th Street Associates, LLC, its successors and assigns, including any title holding nominee that it may designate to hold title to the Sutton Property (as such term is defined in the Omnibus Agreement).

     "Standby Credit Agreement" means the Amended and Restated Standby Credit Agreement dated as of July 28, 2000, as amended and restated as of January 29, 2002, as further amended and restated as of even date herewith between Sutton Hill Capital, L.L.C. as Borrower and Reading International, Inc. as Lender, as the same may be amended, restated, modified or supplemented from time to time.

     "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of:

               (a) the outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

               (b) the interest in the capital or profits of such partnership or joint venture; or

               (c)  the beneficial interest of such trust or estate

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Suitable Replacement" has the meaning set forth in the Operating Lease.

     "Termination Date" has the meaning set forth in the Omnibus Agreement.

                                  Attachment 2

                                PLEDGE AGREEMENT

     THE PLEDGE AGREEMENT, dated as of this ____ day of October, 2003 (as amended, modified and supplemented from time to time, this "Agreement"), is entered into by and between CITADEL CINEMAS, INC, a Nevada corporation (the "Pledgor"), and SUTTON HILL CAPITAL, L.L.C., a New York limited liability company (together with its permitted successors and assigns, the "Pledgee").

                                   WITNESSETH:

     WHEREAS, the Pledgor wishes to induce the Pledgee to enter into a new amendment and restatement of a certain Master Lease (as defined below) with the Pledgor and to enter into certain related transactions, including the transfer of its interest in the Sutton Property, as hereinbelow defined; and

     WHEREAS, the Pledgee is unwilling to enter into the amendment and restatement of the Master Lease and the related transactions unless the Pledgor enters into a Guarantee (as defined below) and enters into this Agreement to secure Pledgor's obligations under the Guarantee;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms that are defined in the Standby Credit Agreement (as defined below) and used herein are so used as so defined, and the following terms shall have the following meanings:

     "Ancillary Security Documents" shall mean all such further documentation, including, without limitation, any guarantees, guaranteeing the performance by the Purchaser of its obligations under the Notes and/or the Mortgage and any security agreements securing the performance of the guarantor under any one or more such guarantees.

     "Citadel Reinvestment Option" means Citadel's right under the Purchase and Sale Agreement to acquire an equity interest in 205-209 East 57th Street Associates, LLC (referred to herein collectively with a title holding nominee that it may designate to hold title to the Sutton Property, as the "Purchaser").

     "Code" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

     "Collateral" shall have the meaning assigned to that term in Section 2 of this Agreement.

     "Credit Bid Amount" shall mean the aggregate amount of (i) the outstanding principal balance of the Notes, (ii) all accrued and unpaid interest and late fees due under the Notes, (iii) all costs incurred by Pledgee in connection with the collection and enforcement of the Notes and the Mortgage and Ancillary Security Documents, together with any sums advanced by the Pledgee to protect the security of the Mortgage and/or any one or more of the Ancillary Security Documents, (iv) all amounts advanced by the Pledgor to protect the security of the Mortgage and/or any one or more of the Ancillary Security Documents, and (v) all costs incurred by Pledgor in connection with the exercise of the secured party's rights under the Ancillary Security Documents.

     "Event of Default" shall mean the occurrence of any of the following events: (1) an Event of Default (as defined in the Standby Credit Agreement),
(2) a default on the part of Pledgor under the Guarantee, or (3) a default on the part of the Pledgor in the due performance or observance of any covenant or obligation of the Pledgor contained herein, and, if such default under clauses
(2) or (3) is capable of cure, the continuance of such default for thirty (30) days after written notice from the Pledgee to the Pledgor; provided, however, that if such default is of a nature that it is capable of being cured but not within such thirty (30) day period and the Pledgor shall have proceeded diligently and in good faith to complete curing such default, such thirty (30) day period shall be extended to one hundred eighty (180) days.

     "Guarantee" shall mean the Guarantee from Pledgor to Pledgee entered into as of the date hereof of the obligations of Reading International, Inc., as lender under a certain Standby Credit Agreement to Pledgee as borrower and/or as a party to the Intercreditor Agreement ("Lender").

     "In Lieu Note" shall mean that certain promissory note of even date herewith in the amount of $650,000, issued by the Purchaser to Pledgor and secured by the Mortgage.

     "Intercreditor Agreement" shall mean that certain amended and restated intercreditor agreement dated as of July 28, 2000, as amended and restated as of January 29, 2002 and as of even date herewith by and among Reading International, Inc., Nationwide Theatres, Inc. and Pledgee, as the same may be amended, modified and supplemented from time to time.

     "Master Lease" shall mean the Master Lease Agreement between Pledgee, as lessor, and Pledgor, as lessee, dated as of July 28, 2000, as amended and restated as of January 29, 2002 and as of even date herewith, as the same may be amended, modified and supplemented from time to time.

     "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment as collateral, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Mortgage" shall mean that certain first mortgage of even date herewith securing the Notes.

     "Notes" shall mean, collectively and without differentiation, the Purchase Money Promissory Note and the In Lieu Note.

     "Obligations" shall mean any and all indebtedness, debts, obligations, and liabilities of the Pledgor to the Pledgee from time to time outstanding under the Operative Documents, whether fixed or contingent, due or not due, liquidated or unliquidated, determined or undetermined, and whether for principal, interest, fees, expenses or otherwise, including principal of and interest on any other amounts payable in respect of the Loans, if any, and including, further, any rights of subrogation or contribution arising under the Operative Documents.

     "Omnibus Amendment Agreement" shall mean that certain agreement dated as of even date herewith by and among Pledgee, Pledgor, Lender, Sutton Hill Associates (the parent of Sutton Capital), and Nationwide Theaters Corp.

     "Operative Documents" shall mean the Guarantee and any documents securing the performance of the Guarantee.

     "Pledgor Permitted Liens" shall mean (i) any rights held by the Purchaser to offset against its obligation under the Purchase Money Note the exercise price in the event that Pledgor elects to exercise the Citadel Reinvestment Option and (ii) any liens placed upon or any claims made against the Collateral, or any part or portion thereof, to the extent that such liens or claims are approved by the Pledgee and/or the result of the acts or omissions of the Pledgee.

     "Proceeds" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all interest and principal payments under the Notes, subject to the provisions of Sections 4(e) and 7.

     "Purchase Money Promissory Note" shall mean that certain purchase money promissory note of even date herewith in the amount of $13,000,000 issued by the Purchaser to Pledgor and secured by the Mortgage.

     "Purchase and Sale Agreement" means that certain purchase and sale agreement dated of even date herewith between Pledgor and Purchaser, pertaining to the sale of that certain real and personal property located at 205-209 East 57th Street and 957 Third Avenue, New York, New York, commonly known as the "Sutton Cinema" and the associated Wendy's restaurant.

     "Standby Credit Agreement" shall mean the Amended and Restated Standby Credit Agreement dated as of July 28, 2000, as amended and restated as of January 29, 2002, and as of even date herewith between Pledgee as borrower and Reading International, Inc. as lender, as the same may be amended, modified and supplemented from time to time.

     "Sutton Property" means the real and personal property subject to the Purchase and Sale Agreement.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Termination Date" has the meaning set forth in the Omnibus Agreement.

     SECTION 2. Grant of Security. As security for the prompt and complete payment when due of the Obligations, the Pledgor hereby assigns, pledges, transfers and grants to the Pledgee a continuing security interest in, and a lien upon, all of the Pledgor's right, title and interest in the following property now owned or at any time hereafter acquired by the Pledgor, or in which the Pledgor may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the "Collateral"):

          a)   the Notes;

          b)   the Mortgage;

          c)   the Ancillary Security Documents; and

          d) all Proceeds of any and all of the foregoing (including, without limitation, (i) all proceeds from and payments on the Notes, (ii) all benefits and proceeds of and from any related policy of title insurance and hazard insurance, (iii) all benefits and proceeds of and from any condemnation proceedings concerning the Sutton Property, (iv) all rights and benefits in and under the Notes, the Mortgage and the Ancillary Security Documents, which the Pledgor now has or may at anytime hereafter have, and (v) the Sutton Property, to the extent that Pledgee or Pledgor exercises their respective rights under the Notes, Mortgage and/or any one or more of the Ancillary Security Documents (and/or accepts a deed in lieu of foreclosure) and acquires title to such property..

     This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until the Termination Date.

     SECTION 3. Certain Covenants Of Pledgor. Concurrently with the closing of the transaction governed by the Purchase and Sale Agreement, Pledgor shall do each of the following:

          a) execute and deliver to Pledgee an Assignment of the Mortgage in the form attached hereto as Exhibit "A" (the "Assignment");

          b)   deliver to Pledgee the original of the Notes, endorsed in blank;

          c) deliver to the Pledgee the original of the Ancillary Security Documents, endorsed in such form as may be reasonably required by the Pledgee in order to perfect its security interest in such Ancillary Security Documents and/or to facilitate the exercise by the Pledgee of its rights under this Agreement;

          d) notify the maker/mortgagee under the Notes and the Mortgage (the "Obligor") in writing of this Agreement with instructions that all payments under or pursuant to the Note are to be made directly to Pledgee at Pledgee's address set forth in Section 9, below;

          e) procure an ALTA lender's policy of title insurance with form 100 endorsement insuring Pledgor in the amount of the principal balance of the Notes that the Mortgage is a valid lien and charge on the Sutton Property, subject only to title matters approved in writing by Pledgee (the "Title Policy) and deliver the original of such policy, together with an endorsement insuring Pledgee (such endorsement to be acquired at Pledgee's cost) that, by valid assignment, the mortgagee's interest in the Mortgage has been assigned to Pledgee; and

          f) provide Pledgee with such other documentation and information as Pledgee may reasonably request.

     SECTION 4. Further Assurances; Affirmative Covenants.

     The Pledgor covenants and agrees that, from and after the date of this Agreement until the Termination Date:

          a) The Pledgor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, including, without limitation, financing and continuation statements, and will take all further action and will cause all further action to be taken, that the Pledgee may reasonably request in order to create, preserve, perfect and protect the security interest in the Collateral or to enable the Pledgee to exercise and enforce its rights and remedies hereunder or to preserve, perfect and protect the Pledgee's right, title and interest in and to the Collateral.

          b) The Pledgor will at all times keep accurate and complete books and records with respect to the Collateral and agrees that the Pledgee or its representative shall have the right at any time and from time to time to call at the Pledgor's place of business during normal business hours to inspect and examine the books and records of the Pledgor relating to the Collateral and to make extracts therefrom and copies thereof.

          c) The Pledgor will keep the Collateral free and clear of all security interests, liens and claims other than the security interest and lien herein granted, Pledgor Permitted Liens, Liens for Taxes and governmental charges and levies which are not delinquent, which are being contested by or on behalf of the Pledgor or which are the obligation of Pledgee or any of its Affiliates to pay pursuant to any agreements and Liens placed on the Collateral by, or arising from, the actions or inactions of, or any event or condition relating to, Pledgee or any of its Affiliates, whether or not such Liens are permitted to exist pursuant to the terms of any agreements, and will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, except by assignment to the Pledgee or pursuant to the terms of this Agreement.

          d) The Pledgor will defend the Pledgee's right, title and security interest in and to the Collateral against claims and demands of all persons whomsoever, other than any such persons who are making such claims in their capacity as claimants against and/or creditors of the Pledgee.

          e) Notwithstanding anything in this Pledge Agreement to the contrary, at the election of Pledgor, up to five million dollars ($5,000,000) of the Proceeds of the Purchase Money Promissory Note and/or the Mortgage shall be used to fund the exercise price of the Citadel Reinvestment Option and in such event shall be released as Collateral automatically. Pledgee will execute and deliver proper instruments acknowledging such release and authorizes Pledgor to file amendments to any financing statements reflecting such release. In the event of any such release, the equity interest acquired by the Pledgor will be treated as proceeds from the Collateral, and any certificate or documentation evidencing Pledgor's interest in the Purchaser will be promptly delivered to Pledgee, together with such stock powers or transfer documents, executed in blank, as the Pledgee may reasonably request in order to perfect and/or to facilitate the enforcement of the security interest granted to it by this Agreement.

          f) Pledgee will be responsible for all transfer and filing fees and taxes, if any, related to the granting and perfection of the security interests granted by this Agreement.

     SECTION 5. Pledgee's Right to Assign Collateral in Lieu of Performance. In the event that the Lender is in breach of its obligations under the Standby Line of Credit, Pledgor shall have the option, exercisable within five (5) business days to assign to Pledgee its entire ownership interest in the Purchase Money Promissory Note (and, if not previously satisfied as contemplated by Section 7, below, in the In Lieu Note), the Mortgage and the Ancillary Security Documents free and clear of all liens and other claims (other than the rights of Sutton Capital created by this Agreement and/or any Pledgor Permitted Lien). If Pledgor does so in a timely manner, then Pledgor shall be relieved of further obligations accruing under the Guarantee and this Agreement.

     SECTION 6. Remedies.

     (a) Upon the occurrence of an Event of Default, the Pledgee may, in its sole discretion, exercise with respect to the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the New York Uniform Commercial Code or other applicable law, and the Pledgee may also, upon reasonable notice as specified below, sell the Collateral at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and at such price and upon such other terms as the Pledgee may in good faith deem commercially reasonable. The Pledgee or any of its Affiliates may be the purchaser of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for the Collateral, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral payable by such Person at such sale; provided however that in any private or public sale, the Pledgee agrees to make a bid in the amount of the Credit Bid Amount. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that at least fifteen (15) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. The Pledgee will not be obligated to make any sale regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement of the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was adjourned. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree.

     (b) The proceeds of any sale of the Collateral under subsection (a) above shall be applied in the following manner:

               i. FIRST, to the payment of all costs and expenses reasonably incurred in connection with the sale, collection or other realization, including reasonable costs, fees and expenses of the Pledgee and its agents and counsel, all other reasonable expenses, liabilities and advances made or incurred by the Pledgee and/or the Pledgor in connection therewith (provided that the reimbursement of Pledgee's costs and expenses shall take priority over the reimbursement of the Pledgor's costs and expenses);

               ii. SECOND, to the Pledgor in an amount equal to any and all interest and late fees accrued under the Purchase Money Promissory Note;

               iii. THIRD, to fund the obligations of the Lender under the Standby Credit Facility; and

               iv. FOURTH, the balance, if any, shall be paid to the Pledgor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     The amount distributed to Pledgee pursuant to item (iii), above, shall constitute a Loan made by the Lender under, and pursuant to, the Standby Credit Agreement.

     (c) The Pledgee has the right to enforce any and all remedies provided in this Agreement, successively and concurrently, and such action will not operate to estop or prevent the Pledgee from pursuing any other remedy which the Pledgee may have at law or in equity or under any other document.

     (d) THE PLEDGOR ACKNOWLEDGES THAT ANY PRIVATE SALE OF THE COLLATERAL MAY RESULT IN PRICES AND OTHER TERMS LESS FAVORABLE TO THE PLEDGOR THAN IF SUCH SALE WERE A PUBLIC SALE AND THE PLEDGOR AGREES THAT ANY SUCH PRIVATE SALE SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER.

     (e) In the event that Pledgee becomes the owner of the Purchase Money Promissory Note (and, if not previously satisfied as contemplated by Section 7, below, the In Lieu Note), the Mortgage and the Ancillary Security Documents following a private sale or otherwise, and provided that Pledgor reimburses Pledgee all of the costs and expenses incurred by Pledgee in conducting such private sale, Pledgee agrees to use reasonable good faith efforts thereafter to initiate and pursue, in consultation and cooperation with Pledgor, foreclosure proceedings pursuant to the terms of the Mortgage. At the foreclosure, Pledgee shall make a credit bid in the amount of the Credit Bid Amount. Pledgee also agrees to use reasonable good faith efforts, again in consultation and cooperation with Pledgor, to exercise its rights under the Ancillary Security Documents, provided that Pledgor shall be responsible for advancing the costs thereof, which costs shall, to the extent permitted by the Notes, the Mortgage and/or the Ancillary

Security Documents, be added to the indebtedness evidenced or secured thereby. After such foreclosure, Pledgee agrees to take the following actions:

          i) If Pledgee's bid is the high bid at the foreclosure sale (or, alternatively, if Pledgee elects, in Pledgee's sole and absolute discretion, but with Pledgor's consent, such consent not to be unreasonably withheld or delayed, accepts a deed to the Sutton Property in lieu of foreclosure), the Master Lease shall be deemed to have been automatically amended to restore the Sutton Property to the Master Lease as provided in the Omnibus Agreement.

          ii) If Pledgee is not the successful bidder, Pledgee shall disburse the proceeds from the foreclosure as follows: (A) first, to Pledgee in an amount equal to the costs incurred by Pledgee in connection with the collection and enforcement of the Notes, the Mortgage and/or the Ancillary Security Documents, together with any sums advanced by Pledgee to protect the security of the Mortgage, (B) second, to Pledgor in an amount equal to the costs incurred by Pledgor in connection with the collection and enforcement of the Notes, the Mortgage and/or the Ancillary Security Documents, together with any sums advanced by Pledgor to protect the security of the Mortgage, (C) third, to Pledgor in an amount equal to the accrued interest and/or late fees on the Purchase Money Note, (D) fourth, to Pledgee in an amount equal to the unpaid principal under the Purchase Money Note, and (E) fifth, to Pledgor in an amount equal to the unpaid principal and interest under the In Lieu Note. The amount distributed to Pledgee pursuant to item (D), above, shall constitute a Loan made by the Lender under, and pursuant to, the Standby Credit Agreement.

     Except as expressly set forth above, Pledgee shall have no obligation to take any action with respect to the Notes, the Mortgage or the Ancillary Security Documents and shall incur no liability for any failure to take any such action.

     SECTION 7. Payments under Notes and Mortgage. Pledgee shall receive all payments made by the maker of the Notes as additional collateral under this Agreement, subject to the following:

          a) Provided Pledgor is not in default under the terms of the Guaranty, Pledge will, upon the request of Pledgor in the form of a declaration that it intends to promptly surrender such In Lieu Note to the maker thereof for payment, promptly release and reassign to the Pledgor the In Lieu Promissory Note so that the same may be so tendered for payment by the Pledgee, and any payments of interest on the Purchase Money Note and any payment of interest, late fees and/or principal on the In Lieu Note shall be remitted to Pledgor promptly following receipt by Pledgee and will not be treated as Proceeds or Collateral under this Agreement;

          b) Payments in reimbursement for sums advanced by Pledgor or Pledgee to protect the security of the Mortgage, shall be remitted to, or retained by, the party who advanced such sums, as appropriate, it being understood that the first dollars paid by the maker of the Purchase Money Note shall, in the event of advances make by both Pledgor and Pledgee shall be in reimbursement of the amounts advanced by Pledgee; and

          c) Payments of principal on the Purchase Money Note may, in the Pledgee's discretion, be retained by Pledgee as Proceeds for purposes of securing the obligation of the Lender to make advances under the Standby Credit Agreement.

     SECTION 8. Pledgee Appointed Attorney-in-Fact.

     Upon the occurrence and during the continuance of an Event of Default which is not waived by the Pledgee, the Pledgor hereby irrevocably makes, constitutes and appoints the Pledgee or any of its officers or designees its true and lawful attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuation of an Event of Default which is not waived by the Pledgee, to take any action, to execute any instruments and to exercise any rights, privileges, elections or power of the Pledgor pertaining or relating to the Collateral which the Pledgee may reasonably deem necessary or desirable to preserve and enforce its security interest in the Collateral and otherwise to accomplish the purposes of this Agreement.

     SECTION 9. Pledgee May Perform. If the Pledgor fails to perform any agreement, the Pledgee may (but shall not be obligated to) itself perform, or cause performance of, such agreement; provided, however, that the Pledgee shall first have provided to the Pledgor five (5) Business Days' prior written notice of the Pledgee's intention so to act (except in cases of emergency when no such notice shall be required). Any sums expended by the Pledgee pursuant to this
Section 9 shall be added to the Obligations and secured by the Collateral.

     SECTION 10. Amendments, etc. No amendment, waiver or modification of any provision of this Agreement, nor consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing making specific reference to this Agreement and such amendment, waiver, modification or consent shall be consented to in one or more writings and signed by the Pledgor and the Pledgee, and then such amendment, waiver, modification or consent shall be effective only in the specific instance for the specific purpose for which given.

     SECTION 11. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon the Pledgor and
(c) inure to the benefit of the Pledgee and its successors and assigns. If the Pledgee shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Pledgee, then and in every such case, the Pledgor and the Pledgee shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all right, remedies and powers of the Pledgee shall continue as if no such proceeding had been instituted.

     SECTION 12. Notices. All notices, offers, acceptances, approvals, waivers, requests, demands and other communication hereunder or under any Operative Document shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this Section 12. All notices shall be effective upon delivery to the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

     (a)     If to the Pledgor:
             Citadel Cinemas, Inc.
             c/o Reading International,Inc.
             550 South Hope Street
             Suite 1825
             Los Angeles, CA 90071
             Attention: Chief Financial Officer
             Telecopier No.: (213) 235-2229

with required copies to:

             S. Craig Tompkins
             Reading International, Inc.
             550 South Hope Street
             Suite 1825
             4.14  LOS ANGELES, CA  90071

             Telecopier No. (213) 235-2229

     (b)     If to the Pledgee:
             Sutton Hill Capital, L.L.C.
             120 North Robertson Blvd.
             Los Angeles, California 90048
             Attention: Legal Department
             Telecopier: (310) 652-6490

     with required copies to:

                   4.14.1.1.1.    Ira Levin
             Pacific Theatres
             120 North Robertson Boulevard
             Los Angeles, CA  90048
             Telecopier: (310) 652-6490

Each such notice, request or other communication shall be effective when actually received.

     SECTION 13. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED AT, AND SHALL BE EFFECTIVE WHEN EXECUTED BY THE PLEDGOR AND THE PLEDGEE IN, NEW YORK, NEW YORK, WHEREUPON THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE IN NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     SECTION 16. Benefits. The rights and privileges of the Pledgee hereunder shall inure to the benefit of its successors and assigns and the obligations of the Pledgor shall be binding on the Pledgor's successors and assigns.

     SECTION 17. Powers Coupled With An Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     SECTION 18. Paragraph Headings. The Article and Section headings in this Agreement and the table of contents are for convenience of reference only and shall not affect the construction hereof or be taken into consideration in the interpretation hereof.

     SECTION 19. Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PLEDGOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 18 HAVE BEEN BARGAINED FOR AND THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION HEREWITH.

     SECTION 20. Termination. Upon the Termination Date, this Agreement shall terminate and the Pledgee at the request of the Pledgor will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee. Pledgee authorizes Pledgor to file termination statements in connection with such termination.

     SECTION 21. Limited Recourse. No recourse for the payment of the principal of, or interest on, the Obligations or obligations of the Pledgor hereunder or any other amount due under this Agreement, or for any claim based thereon or otherwise in respect thereof or hereof, shall be had against any direct or indirect partner or owner of the Pledgor or any incorporator, partner, shareholder, officer, member, Affiliate or director, as such, past, present or future, of any such direct or indirect partner. Nothing contained in this
Section 21 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement and the other documents referred to herein, of rights and remedies against the Collateral, or any other Person expressly undertaking in writing obligations in connection with the transactions contemplated hereby. In no event shall the Pledgor have any liability to the Pledgee hereunder for any lost or prospective profits or any other special, punitive, exemplary, consequential, incidental or indirect losses or damages (in tort, contract or otherwise). The parties further agree that no claim for direct damages by a party hereunder shall include any amounts for which such party has been reimbursed or is entitled to be reimbursed under any insurance required to be obtained under the Master Lease or acquired in connection therewith.

     SECTION 22. Cumulative Rights; No Waiver. No failure on the part of the Pledgee to exercise, no course of dealing with respect to, and no delay on the part of the Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      PLEDGOR:

                                      CITADEL CINEMAS, INC.

                                      By:____________________________________
                                           Name:
                                           Title:

                                      PLEDGEE:

                                      SUTTON HILL CAPITAL, L.L.C.

                                      By:___________________________________
                                           Name:
                                           Title: